Exhibit 99.1
FOR IMMEDIATE RELEASE
BigBand Announces First Quarter 2010 Results
REDWOOD CITY, Calif., May 6, 2010 (BUSINESS WIRE) — BigBand Networks, Inc., (NASDAQ: BBND), a leader in digital video networking, today reported financial results for the first quarter ended March 31, 2010.
Revenues in the first quarter 2010 were $32.2 million compared to $43.9 million in the first quarter 2009.
GAAP net loss for the first quarter 2010 was $8.8 million, or ($0.13) per share, compared to GAAP net income of $2.3 million, or $0.03 per diluted share, for the first quarter 2009.
On a non-GAAP basis, the Company reported a net loss of $5.0 million, or ($0.07) per share, in the first quarter 2010. This compares to net income of $6.1 million, or $0.09 per diluted share, reported in the first quarter 2009.
The GAAP to non-GAAP reconciling items for the three months ended March 31, 2010 and 2009 can be found in “The Reconciliations of GAAP to Non-GAAP Financial Measures” attached to this press release.
The Company ended first quarter 2010 with $165.5 million of cash and investments.
Results for the first quarter 2010 were impacted by slower order activities and lower gross margins as a result of product mix. The Company expects this slower order activity, primarily related to IP Video solutions to continue for the remainder of the year. As a result, the Company currently expects revenues for fiscal year 2010 to be in the range of $115.0 million to $125.0 million.
This week, the Company has taken a number of steps, including headcount reductions, to realign its expenses with its near-term revenue outlook. These steps are expected to yield annualized cost savings of approximately $7.0 million and result in one-time severance and restructuring charge of approximately $1.3 million in the second quarter 2010.
“We are disappointed with our results announced today and have taken actions to preserve cash while we continue to invest in solutions for longer term growth,” commented Amir Bassan-Eskenazi, President and CEO of BigBand Networks. “BigBand has distinguished itself as a technology leader and innovator in supporting our customers’ evolving video network requirements. The market drivers for digital video networking remain strong — HDTV, IPTV, and increasingly 3DTV. These advanced media technologies enable enhanced consumer experiences and are the major drivers for our expected growth over the longer term.”
Second Quarter 2010 Business Outlook:
For the second quarter 2010, management provides the following outlook:
•	Net revenues are expected to be in the range of $26 million to $28 million.

•	GAAP gross margins are expected to be in the range of 48% to 50%.

•	Non-GAAP gross margins are expected to be in the range of 50% to 52%.

•	GAAP operating expenses, including restructuring charges are expected to be in the range of $25.0 million to $26.0 million.

•	Non-GAAP operating expenses, excluding stock-based compensation expense and restructuring charges, are expected to be in the range of $20 million to $21 million.

•	GAAP and Non-GAAP tax benefit is expected to be approximately $0.4 million.

•	GAAP net loss per share is expected to be in the range of ($0.15) to ($0.17).

•	Non-GAAP net loss per share is expected to be in the range of ($0.07) to ($0.09).
The following table shows our GAAP outlook for the quarter ending June 30, 2010 reconciled to our non-GAAP outlook. Our non-GAAP outlook excludes stock-based compensation and restructuring charges.

	Estimated loss per Share
	Low	High
GAAP net loss	($0.15)	($0.17)
Stock-based compensation	0.06	0.06
Restructuring charges	0.02	0.02

Non-GAAP net loss	($0.07)	($0.09)

Non-GAAP Financial Measures
BigBand reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP), but we believe that evaluating our ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Many of our investors have requested that we disclose non-GAAP information because it is useful in understanding our performance as it excludes non-cash and other one-time charges or benefits that many investors feel may obscure our true operating results. Likewise, management uses non-GAAP measures to manage and assess the profitability of our business going forward and does not consider stock-based compensation expense or restructuring charges in managing our operations, and related taxes. Specifically, management does not consider these expenses/benefits when developing and monitoring our budgets and spending. The economic substance behind our decision to exclude stock-based compensation relates to these charges being non-cash in nature. We exclude restructuring charges as they are one-time events. As a result, we use calculations of non-GAAP operating income, net income, net income per share and gross margin, which exclude these expenses when evaluating our ongoing operations and allocating resources within the organization.
As a result, our management believes it is useful for itself and investors to review both GAAP information that includes such charges and non-GAAP financial measures that exclude these charges because management believes such information enables readers of these financial results to have a better understanding of the overall performance of our ongoing business operations in the periods presented.
Whenever we use a non-GAAP financial measure, we provide a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.
Conference Call Details for May 6, 2010
BigBand Networks will host a corresponding conference call and live webcast at 2:00 p.m. Pacific Time today. To access the conference call, dial +1-877-941-1429 for the U.S. or Canada and +1-480-629-9666 for international callers. The webcast will be available live on the Investor Relations section of the Company’s corporate website, and via replay beginning approximately two hours after the completion of the call until the Company’s announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 4:00 p.m. Pacific Time on May 6, 2010 until 11:59 p.m. Pacific Time on May 13, 2010, by dialing +1-800-406-7325 or +1-303-590-3030 for callers outside the U.S. and Canada, and entering passcode 4284255#.
Cautionary Statement
The statements in this release regarding the slower order pattern continuing for the remainder of 2010, the expected revenue range for fiscal 2010, expected annualized cost savings and the one-time severance and restructuring charges in the second quarter 2010 associated with our restructuring activity, our expected investments in new solutions, the expected strength of the market drivers for the digital video networking market and our expected growth over the longer term as a result of these drivers, and our GAAP and non-GAAP business outlook, as applicable, with respect to the quarter ending June 30, 2010 (including revenues, gross margins, operating expenses, tax benefit and net loss per share)

are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: changes in demand for video services, the market acceptance of our products; the financial strengths of our current and potential customers; unexpected fluctuations in product mix and our gross margins; the concentration of our customer base; competitive developments including pricing pressures; the timing of recognition of a significant portion of our net revenues given the complex systems integration involved; our ability to manage operating expenses effectively; the level of orders that are received and can be shipped in a given quarter; and the general economic, industry or political conditions in the United States or internationally.
For a detailed discussion of these and other risk factors, please refer to BigBand’s Annual Report on Form 10-K for fiscal year 2009 and other reports it files with the SEC. You can obtain copies of the reports on the SEC’s Web site (http://www.sec.gov).
Stockholders of BigBand Networks are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. BigBand Networks does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this May 6, 2010 press release, or to reflect the occurrence of unanticipated events.
About BigBand Networks
BigBand Networks, Inc. (NASDAQ: BBND) provides service providers with innovative network solutions designed to make it easier to move, manage and monetize video. These solutions are based on BigBand’s video-networking platforms that are built to enable efficient and reliable delivery across a wide range of services, including digital TV, high definition TV, advanced advertising, video-on-demand and interactive TV. BigBand Networks’ has done business with more than 200 service providers — including seven of the ten largest service providers in the U.S. — and leading cable and telco service providers in North America, Asia and Europe. BigBand Networks is based in Redwood City, Calif., with offices worldwide. For additional information about the company, please call +1.650.995.5000, email info@bigbandnet.com or visit www.bigbandnet.com.
BigBand Networks’ brand and product names are service marks, trademarks or registered trademarks of BigBand Networks, Inc. in the United States and other countries. All other marks are the property of their respective owners.

Investor Relations:
Erica Abrams	Matthew Hunt
+1.415.217.5864	+1.415.489.2194
erica@blueshirtgroup.com	matt@blueshirtgroup.com

BigBand Networks, Inc.
Condensed Consolidated Balance Sheets
(In thousands, Unaudited)

	As of March 31,	As of December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$20,657	$24,894
Marketable securities	144,886	147,014

Total cash, cash equivalents and marketable securities	165,543	171,908
Accounts receivable, net	7,847	18,495
Inventories, net	8,699	4,933
Prepaid expenses and other current assets	5,271	6,177

Total current assets	187,360	201,513

Property and equipment, net	10,641	11,417
Goodwill	1,656	1,656
Other non-current assets	9,146	9,002

Total assets	$208,803	$223,588

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,215	$9,483
Accrued compensation and related benefits	5,887	5,023
Current portion of deferred revenues, net	26,221	32,428
Current portion of other liabilities	4,564	7,083

Total current liabilities	44,887	54,017

Deferred revenues, net, less current portion	11,176	12,438
Other liabilities, less current portion	2,529	2,642
Accrued long-term Israeli severance pay	4,575	4,215

Stockholders’ equity:
Common stock	68	67
Additional paid-in capital	287,884	283,704
Accumulated other comprehensive income	72	124
Accumulated deficit	(142,388)	(133,619)

Total stockholders’ equity	145,636	150,276

Total liabilities and stockholders’ equity	$208,803	$223,588

BigBand Networks, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts, Unaudited)

	Three Months Ended March 31,
	2010	2009
Net revenues:
Products	$24,881	$33,927
Services	7,354	9,961

Total net revenues	32,235	43,888

Cost of net revenues:
Products	13,924	15,064
Services	3,277	3,171

Total cost of net revenues	17,201	18,235

Gross profit	15,034	25,653

Operating expenses:
Research and development	13,492	11,483
Sales and marketing	6,050	6,449
General and administrative	4,526	4,535
Restructuring charges	—	1,356

Total operating expenses	24,068	23,823

Operating (loss) income	(9,034)	1,830
Interest income	515	903
Other expense, net	(88)	(223)

(Loss) income before provision for income taxes	(8,607)	2,510
Provision for income taxes	162	228

Net (loss) income	$(8,769)	$2,282

Basic net (loss) income per common share	$(0.13)	$0.04

Diluted net (loss) income per common share	$(0.13)	$0.03

Shares used in GAAP basic net (loss) income per common share	67,313	64,862

Shares used in GAAP diluted net (loss) income per common share	67,313	68,265

BigBand Networks, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts, Unaudited)

	Three Months Ended March 31, 2010
		Stock-based
		Compensation	Non-GAAP
	GAAP Results	and Income Taxes	Results
Net revenues:
Products	$24,881	$—	$24,881
Services	7,354	—	7,354

Total net revenues	32,235	—	32,235

Cost of net revenues:
Products	13,924	(329)	13,595
Services	3,277	(237)	3,040

Total cost of net revenues	17,201	(566)	16,635

Gross profit	15,034	566	15,600

Operating expenses:
Research and development	13,492	(1,322)	12,170
Sales and marketing	6,050	(669)	5,381
General and administrative	4,526	(1,201)	3,325

Total operating expenses	24,068	(3,192)	20,876

Operating loss	(9,034)	3,758	(5,276)
Interest income	515	—	515
Other expense	(88)	—	(88)

Loss before provision for income taxes	(8,607)	3,758	(4,849)
Provision for income taxes	162	21	183

Net loss	$(8,769)	$3,737	$(5,032)

Basic net loss per common share	$(0.13)		$(0.07)

Diluted net loss per common share	$(0.13)		$(0.07)

Shares used in basic net loss per common share	67,313		67,313

Shares used in diluted net loss per common share	67,313		67,242

BigBand Networks, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts and percentages, Unaudited)

	Three Months Ended March 31,
	2010	2009
GAAP and Non-GAAP net revenues as reported	$32,235	$43,888

GAAP cost of net revenues as reported	$17,201	$18,235
Inventory recovery relating to CMTS platform	—	30
Stock-based compensation expense	(566)	(439)

Non-GAAP cost of net revenues	$16,635	$17,826

GAAP gross profit as reported	$15,034	$25,653
Inventory recovery relating to CMTS platform	—	(30)
Stock-based compensation expense	566	439

Non-GAAP gross profit	$15,600	$26,062

As a percentage of net revenues:
GAAP gross profit as reported	46.6%	58.5%

Non-GAAP gross profit	48.4%	59.4%

GAAP operating (loss) income as reported	$(9,034)	$1,830
Inventory recovery relating to CMTS platform	—	(30)
Stock-based compensation expense:
- Cost of net revenues	566	439
- Research and development	1,322	1,029
- Sales and marketing	669	484
- General and administrative	1,201	1,062
Restructuring charges	—	1,356

Non-GAAP operating (loss) income	$(5,276)	$6,170

GAAP net (loss) income as reported	$(8,769)	$2,282
Inventory recovery relating to CMTS platform	—	(30)
Stock-based compensation expense	3,758	3,014
Restructuring charges	—	1,356
Tax adjustments	(21)	(505)

Non-GAAP net (loss) income	$(5,032)	$6,117

Basic Non-GAAP net (loss) income per common share	$(0.07)	$0.09

Diluted Non-GAAP net (loss) income per common share	$(0.07)	$0.09

Shares used in Basic Non-GAAP net (loss) income per common share	67,313	64,862

Shares used in Diluted Non-GAAP net (loss) income per common share	67,313	68,265